Exhibit 99.1

MicroVision Announces Reverse Split of Common Stock to Support Continued Nasdaq Listing and Long-Term Growth Strategy

Reverse stock split intended to maintain Nasdaq compliance while supporting execution of the company’s commercial growth strategy

REDMOND, Wash. – July 22, 2026 – MicroVision, Inc. (NASDAQ: MVIS), a leader in advanced perception solutions for industrial, security and defense, and automotive applications, today announced that its Board of Directors has approved a reverse stock split of the company’s outstanding common stock at a ratio of 1-for-15, following authorization by shareholders at the company’s Annual Meeting of Shareholders held July 10, 2026.

The reverse stock split will become effective on August 1, 2026, and MicroVision’s common stock will begin trading on a split-adjusted basis on the Nasdaq Capital Market at the opening of trading on August 3, 2026 under the existing ticker symbol “MVIS.”

“The reverse stock split is a strategic step that supports our continued Nasdaq listing while allowing us to remain focused on executing our commercial strategy and creating long-term shareholder value,” said Glen DeVos, Chief Executive Officer of MicroVision. “Over the past year, we have transformed MicroVision into a diversified perception company with a significantly expanded technology portfolio, growing commercial engagement across industrial, security and defense, and automotive markets, and strengthened capabilities through strategic acquisitions. Our priorities remain unchanged: converting customer opportunities into revenue, expanding software-driven perception solutions, and building a business positioned for sustainable long-term growth.”

The reverse stock split is intended to increase the per-share trading price of MicroVision’s common stock to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

As a result of the reverse stock split, every 15 shares of MicroVision common stock issued and outstanding will automatically be combined into one share of common stock. The reverse stock split will reduce the number of outstanding shares proportionally, while the number of authorized shares of common stock will be reduced from 510 million to 150 million. Fractional shares will not be issued. Shareholders who would be entitled to receive fractional shares will instead be entitled to the rounding up of their fractional share to the nearest whole share.

The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s proportional ownership interest in the company, except for adjustments resulting from the treatment of fractional shares. The reverse stock split will also proportionately adjust the number of shares underlying the company’s outstanding equity awards, warrants, and other equity-based securities, as well as the applicable exercise or conversion prices.

Equiniti is serving as the exchange agent for the reverse stock split. Shareholders holding shares electronically or in book-entry form do not need to take any action. Shareholders holding certificated shares will receive instructions from Equiniti regarding the exchange of their stock certificates. Additional information regarding the reverse stock split can be found in MicroVision’s definitive proxy statement filed with the Securities and Exchange Commission on June 11, 2026.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Heidi Davidson - For MicroVision

heidi@galvanizeworldwide.com

(914) 441-6862

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the expected benefits of the reverse stock split, Nasdaq listing compliance, commercial opportunities, customer programs, revenue growth, future business performance, long-term shareholder value, and statements containing the words “may,” “believes,” “expects,” “intends,” “plans,” “will,” “establish,” “potential,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on our website at www.microvision.com. MicroVision cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and MicroVision undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.